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                                                                      EXHIBIT 11

                     UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                                  (UNAUDITED)

                                                       Three Months Ended June 30,      Six Months Ended June 30,
                                                       --------------------------       ------------------------
                                                           1998            1997            1998            1997
                                                           ----            ----            ----            ----
BASIC NET INCOME (LOSS) PER COMMON SHARE

Net income (loss)                                      $  349,539      $  328,976       $  391,671     $ (164,767)
                                                       ==========      ==========       ==========     ==========
Weighted average common shares outstanding              6,769,425       6,738,656        6,769,425      6,734,041
                                                       ==========      ==========       ==========     ==========
Basic net income (loss) per common share               $     0.05      $     0.05       $     0.06     $    (0.02)
                                                       ==========      ==========       ==========     ==========

DILUTED NET INCOME (LOSS) PER COMMON SHARE
Net income (loss)                                      $  349,539      $  328,976       $  391,671     $ (164,767)
                                                       ==========      ==========       ==========     ==========
Weighted average common shares outstanding              6,769,425       6,738,656        6,769,425      6,734,041
Options and warrants assumed to be common stock
   equivalents using treasury stock method                  1,780          38,551            2.434              0
                                                       ----------      ----------       ----------     ----------

Weighted average common shares outstanding, as
   adjusted                                             6,771,205       6,777,207        6,771,859      6,734,041
                                                       ==========      ==========       ==========     ==========
Diluted net income (loss) per common share             $     0.05      $     0.05       $     0.06     $    (0.02)
                                                       ==========      ==========       ==========     ==========


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